SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From time to time, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), may:

•	publish the material filed herewith as Exhibit 1 (the “Website Material”), or portions thereof, to its website, www.RestoretheMagic.com (the “Website”), or to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages (the “Social Media Pages”) or various other social media channels, or may otherwise disseminate the Website Material to the Company’s shareholders;
•	publish the posts filed herewith as Exhibit 2 (the “Social Media Posts”) to the Social Media Pages or various other social media channels or to the Website, or may otherwise disseminate the Social Media Posts to the Company’s shareholders; and
•	disseminate to the Company’s shareholders the communication filed herewith as Exhibit 3 (the “Communication”) and, from time to time, Trian may publish the Communication, or portions thereof, to the Website or to the Social Media Pages or various other social media channels, or may otherwise disseminate the Communication to the Company’s shareholders.

Exhibit 1

Exhibit 2

Restore The Magic

Disney shareholders, your proxy card is your ticket to ride. If you need help voting FOR Trian's Nominees Nelson Peltz and Jay Rasulo, reach out to help@trianpartners.com or click here:

RESTORE THE MAGIC
Disney Shareholders, We Can Help With Your Voting Questions
Click here for more important information

Disney Shareholders, Need Help With Your Proxy Card? | Trian

restorethemagic.com • 9 min read

Video Transcript:

Charles Elson: It’s really basically the relationship between the Board and the CEO. The CEO, Mr. Iger, really has a direction and they supported him really for years. The fact that succession failed is important because it tells you he drove it, it failed, and is he the right person to get you out of the woods? The person that got you into the woods and lost isn't always the right person to get you out. Now look, maybe he is. The point is that you need someone in that boardroom who is not so linked to him that the questions aren’t raised, the appropriate questions aren't raised. Look, I think it was good that they brought outsiders in, that was a very positive thing. On the other hand, the board itself is basically the same as it's always been – it hasn’t bought a lot of stock in the company itself, actually very little, though they're paid in stock, and the alignment doesn't seem to be there, and bringing someone in from the outside who has been on other boards, who can ask the right questions, I think, is important. And listen, maybe they change course, maybe they don’t. But, you need someone in there representing the interest of all the investors, and I think, frankly, given his record, he’s probably at this point the best person to do it.

Exhibit 3

Who can I contact if I have questions?

If you have any questions or need additional help voting your card, please contact our proxy solicitors:

Okapi Partners LLC at +1 (877) 629-6357, +1 (212) 297-0720 or via email at info@okapipartners.com

D.F. King & Co., Inc. at +1 (800) 207-3158, +1 (212) 229-2634 or via email at Disney@dfking.com

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